SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported) March 5, 2001


                            Global Technologies, Ltd.
             (Exact Name of Registrant as specified in its charter)


         Delaware                      0-25668                   86-0970492
(State or other jurisdiction         (Commission                (IRS Employer
    of incorporation)                File Number)            Identification No.)


The Belgravia, 1811 Chestnut Street, Suite 120, Philadelphia, PA         19103
          (Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (215) 972-8191


        (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THIS REPORT

ITEM 5. OTHER EVENTS.

     Global  Technologies,   Ltd.'s  majority  owned  subsidiary,   The  Network
Connection, Inc. (Nasdaq: TNCX) announced yesterday that it has re-evaluated certain aspects of its business and will be focusing its efforts on The Network Connection, Inc.'s operations in the United Kingdom and discontinuing and suspending its domestic operations. The Network Connection, Inc.'s management has determined that the international inter-city passenger rail market provides The Network Connection, Inc. with the business opportunity with the greatest upside potential. In light of this opportunity and The Network Connection, Inc.'s limited financial resources, the announcement stated that effective immediately The Network Connection, Inc. is closing certain of its US-based operations - which supported the cruise ship, education and corporate training markets - and suspending the hotel operations. The Network Connection, Inc.'s management determined, given the current financial condition of the company that these markets were too expensive to continue to pursue. This decision has allowed The Network Connection, Inc. to eliminate a very large supporting staff and corresponding overhead expense. TNCI-UK's inter-city passenger rail operation will continue from its current location in Derby, UK.

     Attached as Exhibit 99 to this Report on Form 8-K is a copy of the press release issued by The Network Connection, Inc. on March 7, 2001, which is incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

         99 - The Network Connection Press Release.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GLOBAL TECHNOLOGIES, LTD.


Dated: March 8, 2001                    By: /s/ Irwin L. Gross
                                            ------------------------------------
                                            Name:  Irwin L. Gross
                                            Title: Chief Executive Officer